EXHIBIT 16.1

PLS CPA, A PROFESSIONAL CORP.

♦ 4725 MERCURY STREET #210 ♦ SAN DIEGO ♦ CALIFORNIA 92111♦

♦ TELEPHONE (858)722-5953 ♦ FAX (858) 761-0341 ♦ FAX (858) 433-2979

♦ E-MAIL changgpark@gmail.com ♦

October 20, 2014

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C.  20549-7561

Re: Therapeutic Solutions International, Inc.

We have read Therapeutic Solutions International, Inc.’s statements included under Item 4.01 of its Form 8-K dated October 20, 2014 and agree with such statements, insofar as they apply to this firm.

Very truly yours,

/s /PLS CPA

PLS CPA, A Professional Corp.

San Diego, CA. 92111